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Prospectus

MOKITA, INC.

Date of Prospectus:  September 3, 2010 (Subject To Completion)

10,000,000 Shares of Common Stock

$0.01 per share

This is a public offering of 10,000,000 shares of Common Stock of Mokita, Inc. (Mokita).

Our sole officer and director will market our common stock and offer and sell the securities on our behalf.  This is a best efforts direct participation offering that will not utilize broker-dealers.  Our sole officer and director will not receive any compensation for his role in selling shares in the offering.  He will only be soliciting investments into the Company from friends, family and those persons with which they have a prior business relationship and that they reasonably believe would have an interest in investing in the Company.  The officer and director will distribute to all interested investors a copy of the Company’s then effective Registration Statement.

Completion of this offering is not subject to us raising a minimum offering amount.  The sale of the 10,000,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

This offering will terminate on the later of 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the Board of Directors, or on December 31, 2010.

There is currently no market for our common stock and we do not know if any active trading market will develop.  We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part.  There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

This offering involves a high degree of risk.  Please see Risk Factors starting on page 4 to read about factors you should consider before buying shares of the common stock.

The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering Prospectus before the effective date.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	5,000,000	$50,000	$0.00	$50,000
Maximum	10,000,000	$100,000	$0.00	$100,000

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TABLE OF CONTENTS

Item 3.  Summary Information and Risk Factors

3

Risk Factors

4

Item 4.  Use of Proceeds

10

Item 5.  Determination of Offering Price

11

Item 6.  Dilution

11

Item 7. Selling Security Holders

12

Item 8.  Plan of Distribution

12

Item 9.  Description of Securities to be Registered

12

Item 10.  Interests of Named Experts and Counsel

13

Item 11.  Information With Respect to Registrant

14

Description of Business

14

Description of Properties

16

Legal proceedings

16

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

16

Financial Statements

17

Management’s Discussion and Analysis of Financial Condition and Results of Operations

43

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

44

Directors, Executive Officers, Promoters, and Control Persons

44

Executive Compensation

45

Security Ownership of Certain Beneficial Owners and Management

45

Certain Relationships and Related Transactions and Director Independence

46

Item 11A.  Material Changes

46

Item 12.  Incorporation of Certain Information By Reference

46

None

46

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

46

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Item 3.  Summary Information and Risk Factors

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Mokita, Inc. (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,”, “Mokita” and “Mokita, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information About The Company

We were incorporated in the State of Nevada as Mokita Exploration, Inc. on April 21, 2009.  We changed our name to Mokita, Inc. on February 5, 2010.  Our fiscal year end is the last day of February.  We are a start-up stage company still in the development stage.  We are a company without revenues; we have minimal assets and have incurred losses since inception.

Mokita intends to provide credit card payment services to individuals who want to pay tuition and course fees to colleges, schools and universities, as well as property taxes and utility payments to municipalities and utility companies that do not accept credit card payments.  In Canada, many of these types of service providers do not accept credit cards for payment because they are unwilling to pay the merchant fees charged by credit card companies and financial institutions.

Although Mokita is a new firm, and its Senior Management is inexperienced in this area, we believe the opportunity exists for this niche market business to do well in this relatively untapped marketplace.

Our intention is to begin operations in Alberta and to grow the business across Canada as demand warrants and resources allow.  We have no intention to take the business outside of Canada until such time as we have fully developed the Canadian market and built a strong and effective organization with tested and proven management.

As we build out our organization we intend to incorporate a business development component that will be responsible for researching business development opportunities; first in other parts of Canada, then in the United States, Europe, Australia, New Zealand, Asia and other parts of the world.

In the early stages of development, Mokita will earn revenues strictly on a fee for service basis.  Customers will go to our secure website, select the service provider they would like to pay, provide us with their particulars, the amount they are paying and their credit card account information, as well as authorization to charge their credit card account.  Mokita will complete the transaction by charging their credit card the agreed upon amount to be paid to the selected service provider plus a transaction fee of between 5 and 10 percent.

In preliminary discussions with credit card companies and financial institutions, we have been advised that the funds from daily transactions will be electronically deposited in our bank account the business day following the transaction.  This will then allow us to make a further electronic transfer of the necessary funds to the customers’ service provider to pay the invoice

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amount on behalf of the customer.  This procedure will allow us to conduct our business on a cash basis and require no additional financing or credit facility.

The actual amount of the transaction fee will be based on the merchant fees that we will be required to pay to the various credit card companies.  We have not yet begun negotiations with the credit card companies to determine merchant fees.  They are typically between 1 and 5 percent and are based primarily on monthly volume.  The greater the volume, the less the transaction fees.

Where You Can Find Us

Our offices are located at:

Mokita, Inc.

11420 - 142nd Street NW

Edmonton, AB T5M-1V1

(780)708-4962

The Offering

This prospectus covers the offering of 10,000,000 shares of Mokita Common Stock.  The offering price is $0.01 per share.  Officers, Directors or significant investors own none of the shares being offered.  Our sole Officer and Director collectively owns 1,500,000 shares of Restricted Common Stock.

This is our initial public offering and no public market currently exists for shares of Mokita common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	10,000,000 Shares of common stock, $.001 par value.

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 180 days from the effective date of the prospectus, or December 31, 2010, whichever is later

Net Proceeds to Our Company:	$0 to $100,000.

Use of Proceeds:	Business development

Number of Shares Outstanding Before the Offering:	1,500,000

Number of Shares Outstanding After the Offering:	11,500,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

1.

The Accompanying Financial Statements Have Been Prepared Assuming That The Company Will Continue As A Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

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2.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our inception, we have generated no revenues from operations, have incurred expenses and losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors.  Some of these factors, such as market acceptance of our products and services, and competition, are beyond our control.

3.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business

The Company is subject to substantially all the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

4.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  In addition, we are subject to laws and regulations regarding financial services.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.  Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

5.

The Financial Services Industry Has Inherent Operational Risks That May Not Be Adequately Covered by Insurance

We may not be adequately insured against all risks or that our insurers will pay a particular claim.  Furthermore, in the future we may not be able to obtain adequate insurance coverage at reasonable rates.  We may also be subject to charge backs by customers involving disputes they may be having with their service provider or other such situations beyond our control.  There is also a possibility of fraudulent charge backs or other illicit transactions.  Any of these potentialities may give rise to a loss to our Company for which we are not insured, or adequately insured for one reason or another.

6.

Any Failure To Maintain Adequate General Liability, Commercial And Service Liability Insurance Could Subject Us To Significant Losses Of Income

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  If we are unable to obtain insurance on reasonable terms when we are able to afford it, our business may fail.

7.

Our Revenue Growth Rate Depends Primarily On Our Ability To Raise Capital Under This Offering in order to Execute Our Business Plan

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1.

raise money under this Offering

2.

negotiate and maintain service contracts and agreements with acceptable terms;

3.

hire and train qualified personnel;

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4.

maintain marketing and development costs at affordable rates; and,

5.

maintain an affordable labor force.

8.

A Failure To Manage Our Growth Effectively Could Harm Our Business And Offering Results

Financial and management controls, and information systems may be inadequate to support our expansion.  Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff.  We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure.  We also place a lot of importance on our culture, which we believe will be an important contributor to our success.  As we grow, however, we may have difficulty maintaining our culture, or adapting it sufficiently to meet the needs of our operations.  Our failure to manage our growth effectively could harm our business and operating results.

9.

The Company’s Ability To Expand Its Operations Will Be Limited by the Extent of its Income From Sales as The Company Does Not Intend to Secure Additional Funding By Way of Debt.

Developing our business may require significant capital in the future.  To meet our capital needs, we expect to rely solely on our cash flow from operations and not to rely on  third-party financing.  Third-party financing, if available, may not be available on terms favorable to us.  Our ability to obtain additional funding would be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt.  These factors may make the timing, amount, terms and conditions of debt financings unattractive, therefore we do not consider borrowing to be a viable option for consideration.  Our inability to raise capital, from sales revenues alone could impede our growth.

10.

Our sole Officer And Director Currently Owns 100%  Of The Issued And Outstanding Stock And Will Continue to Control No Less Than 13% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s sole Officer and Director beneficially own 1,500,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this offering will initially have limited control over matters requiring approval by Mokita shareholders, including the election of directors.  Such concentrated control may also make it difficult for Mokita stockholders to receive a premium for their shares of Mokita in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

11.

The Company’s Sole Officer And Director Will Make All Decisions And If Management Makes Poor Decisions, We May Be Unable To Continue Our Operations And Our Business May Fail.

All decisions regarding the management of the Company’s affairs will be made exclusively by its sole officer and director.  Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the business acumen of the sole officer and director.  Accordingly, if management makes poor decisions, no person will be able to change those decisions.  Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

12.

Investors May Lose Their Entire Investment If Mokita, Inc. Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company.  Mokita was formed in Nevada on April 21, 2009.  The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects.  Mokita prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in accomplishing its objectives.

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13.

The Report Of Our Independent Auditors Indicates Uncertainty Concerning Our Ability to Continue As A Going Concern And That May Impair Our Ability To Raise Capital To Fund Our Business Plan

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  This may impair our ability to raise capital on attractive terms.  There is no guarantee that we will ever achieve significant revenues and therefore remain a going concern.  If we do not achieve revenues sufficient to move forward with our business plan, our business will fail.

14.

Because our management has limited experience running a credit card provider services business, our business has a higher risk of failure.

Our directors have limited experience running a credit card provider services business. As a result, we may not be able to recognize and take advantage of opportunities without aid of qualified consultants. As well, with no direct experience, our management may not be fully aware of industry trends. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

15.

Competitors With More Resources May Force Us Out Of Business

We will compete with many well-established companies.  Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

16.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Exchange Act Of 1934 Will Be Substantial And May Result In Us Having Insufficient Funds To Expand Our Business Or Even To Meet Routine Business Obligations

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower.

17.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members to Our Board Of Directors As A Result Of Their Concerns Relating To Their Increased Personal Exposure To Lawsuits And Stockholder Claims By Virtue Of Holding These Positions In A Publicly-Held Company

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors` and officers` liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors` and officers` liability insurance.  Directors` and officers` liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors` and officers` liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have better directors` and officers` liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

18.

You May Not be Able To Sell Your Shares In Mokita, Inc. Because There Is No Public Market For The Company’s Stock

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the

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Financial Industry Regulatory Authority (“FINRA”) on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin-Board”) maintained by FINRA.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  The market makers’ application may be rejected by FINRA, or may require a substantial amount of time to process for approval.  This may negatively affect your ability to sell your shares.  If for any reason our common stock is not quoted on the OTC Bulletin-Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock.  Our sole Officer and director currently holds 100% of the Mokita issued and outstanding common shares.  No market is available for investors in Mokita common stock to sell their shares if the Company does not acquire listing status.  The Company cannot guarantee that a meaningful trading market will develop.

If Mokita stock ever becomes tradable, of which the Company cannot guarantee, the trading price of Mokita common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

ALL OF MOKITA, INC. ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  IF AND WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF MOKITA, INC. COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 1,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions. The Company currently has one shareholder who in total owns 1,500,000 restricted shares or 100% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

19.

Failure To Secure A Market Maker Who Is Willing To Make An Application To FINRA On Our Behalf, Or Failure To Have An Application To FINRA Accepted In A Timely Fashion

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker. The market makers’ application may be rejected by FINRA, or may require a substantial amount of time to process for approval.  This may negatively affect your ability to sell your shares.  If for any reason our common stock is not quoted on the Over the Counter Bulletin- Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

20.

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board, Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market

Companies trading on the OTC Bulletin-Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on

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the OTC Bulletin-Board.  If we obtain the ability to have our stock quoted on the OTC Bulletin Board, and we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin-Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

21.

Our Common Stock Is Subject To Penny Stock Rules Of The Securities Exchange Commission, And The Trading Market In Our Common Stock Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Investment Value Of Our Stock

Our shares of common stock are “penny stocks” of the Securities and Exchange Commission and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.  The Securities and Exchange Commission (“SEC”) has adopted Rule 3a51-1 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association.  For any transaction involving a penny stock, unless exempt, the rules require:

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That a broker or dealer approve a person`s account for transactions in penny stocks; and,

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That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.  Quotation of our stock on the OTCBB will not necessarily remove the penny stock restrictions of our common stock.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22.

Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

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23.

Shares Eligible For Future Sale By Our Current Stockholders May Adversely Affect Our Stock Price

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration, and there is currently no established public trading market for our securities, and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  The market makers’ application may be rejected by FINRA, or may require a substantial amount of time to process for approval.  This may negatively affect your ability to sell your shares.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

24.

Inability And Unlikelihood To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective Investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Item 4.  Use of Proceeds

The following table details the Company’s intended use of proceeds from this offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Legal Fees *	$15,000
Audit Fees *	10,000
Other Fees * (Accounting, transfer agent, etc.)	10,000
Website design, development, hosting & maintenance	60,000
Administrative	5,000
Total	$100,000

* These items include a total of $10,000 in offering costs

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Legal Fees:  Fees paid to our attorney for preparation and filing of SEC documents, and other State and Federal documents, as well as preparation of contracts and agreements, and consultation on business matters relating to operation of the business.  This item includes offering costs.

.

Audit Fees: Fees paid to our independent auditor to audit and review our financial statements in relation to SEC reporting requirements once we are required to do so.  This item includes offering costs.

Other Fees:  Fees paid to our accountants for ongoing financial statement preparation.  Fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.  This item includes offering costs.

Website design, development, hosting and maintenance:  Monies paid to independent contractors to build, host and maintain the Company website.

Administrative:  Any monies paid for communications, postage and shipping, office supplies and other miscellaneous items that are administrative in nature.

There is no assurance that we will be able to raise the entire amount of this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this offering:

Expenditure Item**	50%
Legal Fees *	$10,000
Audit Fees *	10,000
Other Fees * (Accounting, transfer agent, etc.)	5,000
Website Design	20,000
Administrative	5,000
Total	$50,000

* These items include a total of $10,000 in offering costs

If only 50% of this Offering is sold, the Company will have to strictly curtail its development plans.  It will only utilize its attorney to do what is necessary to meet its SEC, State and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of financing our website development and operation.  The President will pay for any additional expenses as necessary.  Any expenses paid by the president will be on a shareholder’s loan basis.

If less than 50% of the Offering is sold, the Company will have to severely curtail its development plans and may be forced to cease operations until additional funding can be found, of which there is no assurance.  Investors in this Offering may lose all of their investment if we are forced to cease operations.

No proceeds from this Offering will be paid to our officer and director in the form of commissions, salary, or other compensation.

Item 5.  Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Item 6.  Dilution

We are offering shares of our common stock for $0.01 per share through this offering.  Since inception, April 21, 2009, our sole officer and director and affiliated person has purchased shares of its common stock for $0.01 per share.  Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	.009	.009	.009	.009
Net Tangible Book Value Per Share After Stock Sale	.00986	.00983	.00976	.0094
Increase in net book value per share due to stock sale	.00086	.00083	.00076	.0004
Loss (subscription price of $0.01 less NBV per share)	.00014	.00017	.00024	.0006

.

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8.  Plan of Distribution

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Item 9.  Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and will continue until the later of December 31, 2010, or for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 10,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to our attorneys, Parsons/Burnett/Bjordahl, LLP.  Subscriptions, once received by our Attorney, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “Parsons/Burnett/Bjordahl, LLP”.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us or our Attorney to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Employee Stock Option Plan

At the time of this offering, the Company had no “Employee Stock Option Plan” nor does it plan to implement one in the foreseeable future.

Transfer Agent

The Company has not engaged a Transfer Agent as at the time of this filing.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Mokita’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA 98004

.

425-451-8036 (office)
425-451-8568 (fax)

The financial statements included in this filing have been audited by the independent audit firm of Child, Van Wagoner & Bradshaw, PLLC of Kaysville, Utah.

Child, Van Wagoner & Bradshaw, PLLC

1284 West Flint Meadow Drive

Suite D

Kaysville, UT 84037

801-281-4700 (office)

801-927-1344 (fax)

Item 11.  Information With Respect to Registrant

Description of Business

Mokita, Inc. is a Nevada corporation formed on April 21st, 2009, as Mokita Exploration, Inc.  The Company originally intended to develop its business as a mineral exploration company.  Both Northern Alberta and Northern Saskatchewan are recognized for rich deposits of minerals and hydro-carbons.  Fort McMurray Alberta is home to the world famous Oil Sands.  Coal is also plentiful in both Saskatchewan and Alberta.  The Proterozoic Athabasca basin in North Western Saskatchewan hosts the richest uranium deposit in the world.  There has also been substantial uranium exploration in North Eastern Alberta from the Saskatchewan border west to Wood Buffalo National Park.  Diamond exploration and development has also been very active in recent years with the development of such ambitious projects as the Shore Gold Diamond project northeast of Prince Albert in North Central Saskatchewan.  Extensive exploration has been ongoing in both provinces for many other minerals and precious metals for many years.

Our original intent was to explore areas of Northern Saskatchewan and Alberta and through this exploration to secure properties which exhibited potential for further development.  These properties would then be offered for sale to existing mining companies for further development.

By mid-2009, we found an inordinate number of exploration and junior mining companies were trying to sell their holdings to larger firms.  The large mining firms with whom we spoke all advised us that the supply of potentially profitable mining properties far exceeded the demand.  This turn of events caused us to re-evaluate our position.

In further researching the capital markets, the Company concluded it was not a good time to be entering the mineral exploration industry.  It was decided to abandons our plans to develop a mineral exploration company and  to pursue other opportunities.  On February 5, 2010 the Company changed its name to Mokita, Inc.

We are a developmental stage company.  We have never conducted operations, we have had no revenues and we have few assets.  We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Mokita is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.  Neither Mokita nor its officer, director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Mokita is building a business as a provider of credit card payment services to individuals who want to pay tuition and course fees to colleges, schools and universities, as well as property taxes and utility payments to municipalities and utility companies that do not accept credit card payments.  In Canada, many of these types of service providers do not accept credit cards for payment because they are not allowed to pass merchant fees along to customers as an added cost and they are unwilling to pay the cost of the merchant fees themselves.  The largest university in Alberta, the University of Alberta in Edmonton, has approximately 35,000 students and they do not accept credit cards for payment.  We have not investigated whether other universities and colleges in Alberta accept credit cards for payment of tuition fees.  Initially, we will only be offering our services to University of Alberta students.

.

Our research has identified one other company that supplies credit card payment services for University of Alberta tuition payments.  The name of that firm is Pay4U.  The business is operated by a student from the University of Alberta.  They also offer their services to University of Calgary students and students from a number of other large universities across Canada.  Tuition fee payment services appear  to be the only service they offer.

We intend to market our services through direct print advertising in campus news papers, such as the Gateway, which is published bi-weekly at the University of Alberta.  We also intend to use social networking such as Facebook and Twitter.

Mokita will provide website service for individuals to use credit cards to pay tuition, course fees, taxes and utility bills.  We intend to begin with developing the tuition and course fee part of the business first and then to move into utility fees and taxes.  Some of the utility companies in western Canada already have agreements with companies providing the services we are in the process of developing and we believe the market involving universities and colleges would be a better market to pursue initially.  This is not a market sector without competition.  There are other businesses that provide this service and have ongoing relations with both the businesses they deal with and a base of existing customers.

Our intention is to begin operations in Alberta and to grow the business across Canada as demand warrants and resources allow.  We have no intention to take the business outside of Canada until such time as we have fully developed the Canadian market and built a strong and effective organization with tested and proven management.

As we build out our organization we intend to incorporate a business development component that will be responsible for researching business development opportunities; first in other parts of Canada, then in the United States, Europe, Australia, New Zealand, Asia and other parts of the world.

In the early stages of development, Mokita will earn revenues strictly on a fee for service basis.  Customers will go to our secure website, select the service provider they would like to pay, and provide us with their particulars: the amount theyar paying and their credit card account information, as well as authorization to charge their credit card account.  Mokita will then complete the transaction by charging their credit card the agreed upon amount to be paid to the selected service provider plus a transaction fee of .  between 5 and 10 percent.  The actual amount will be determined after we have negotiated a merchant fee amount with each of the credit card companies.  Merchant fees can vary from below one percent to over five percent, depending on monthly transaction volume.  The higher the monthly transaction volume, the lower the merchant fee.

In preliminary discussions with credit card companies and financial institutions, we have been advised that the funds from daily transactions will be electronically deposited in our bank account the business day following the transaction.  This will then allow us to make a further electronic transfer of the necessary funds to the customers’ service provider to pay the invoice amount on behalf of the customer.  This procedure will allow us to conduct our business on a cash basis and require no additional financing or credit facility.

The actual amount of the transaction fee will be based on the merchant fees that we will be required to pay to the various credit card companies.  We have not yet begun negotiations with the credit card companies to determine merchant fees.  They are typically between 1 and 5 percent and are based primarily on monthly volume.  The greater the volume, the less the transaction fees.

The business we are developing should not result in application of environmental or other governmental regulations that are in addition to those faced by any internet-based business, except we will be regularly obligated to comply with public reporting and disclosure requirements.  We are a service provider that requires only an internet presence, backed-up by personal customer service through a telephone call center.

Competition

There are a number of credit card transaction service providers in the marketplace.  The most dominant in Canada is Caledon Card Services from Georgetown, Ontario.  Caledon provides card services to a wide variety of businesses, including Terasen Gas of British Columbia.  Terasen Gas is the natural gas utility in British Columbia.  On the other end of the spectrum there is a relatively new entrant to the market in Edmonton.  Pay4U is an Edmonton based firm providing services exclusively to University of Alberta students for tuition fee payments.  There are also large international firms such as Official Payments Corp. from the United States.

.

Research and Development

As we build out our organization we intend to incorporate a business development component that will be responsible for researching business development opportunities; first in other parts of Canada, then in the United States, Europe, Australia, New Zealand, Asia and other parts of the world.

Description of Properties

We do not own any property, real or otherwise.  For the first year we will conduct our administrative affairs from our President’s office, at no cost to the Company.  Within the first year the Company will be making decisions on service provisions with regards to computer resources and customer service.  These decisions will lead us in our future determination of space and facility requirements.

Legal proceedings

We are not a party to any pending legal proceedings.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the FINRA (Financial Industry Regulatory Authority) OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder, who is also the sole officer and director of Mokita.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All of the presently outstanding shares of common stock, aggregating 1,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s

.

outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  The Company currently has one shareholder, our sole officer and director, who owns 1,500,000 restricted shares or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Financial Statements

The following financial statements are included herewith:

.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

          Page(s)

     Balance Sheet as of May 31, 2010 and February 28, 2010

 20

    Condensed Statements of Operations and Comprehensive Loss

       for the Three Months Ended May 31, 2010 and From Inception,

       April 21, 2009 to May 31, 2009, with Cumulative Totals

       Since Inception

      21

    Condensed Statement of Cash Flows for the Three Months Ended

        May 31, 2010 and From Inception, April 21, 2009 to May 31, 2009,

        with Cumulative Totals Since Inception

      22

    Notes to Condensed Financial Statements

     23-29

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

ASSETS
	MAY 31,	FEBRUARY 28,
	2010	2010
	(Unaudited)
Current Assets
Stock subscription receivable	$ -	$ 12,500
Prepaid expenses and deposits	5,937	-
Total Current Assets	5,937	12,500

TOTAL ASSETS	$ 5,937	$ 12,500

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ 3,000	$ 113
Loans from stockholder	500	-

Total Current Liabilities	3,500	113

Total Liabilities	3,500	113

STOCKHOLDERS' EQUITY
Common stock, par value $.0001, 100,000,000 shares authorized and
1,500,000 shares outstanding	1,500	1,500
Additional paid-in capital	13,500	13,500
Deficit accumulated during the development stage	(12,563)	(2,613)

Total Stockholders' Equity	2,437	12,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,937	$ 12,500

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	THREE MONTHS	FROM INCEPTION,	Cumulative Totals
	ENDED MAY 31,	APRIL 21, 2009, TO	April 21, 2009
		MAY 31,	(Inception)
	2010	2009	to May 31, 2010

INCOME	$ -	$ -	$ -

OPERATING EXPENSES
Organizational expenses	-	-	1,500
Accounting	6,000	-	6,000
Legal expenses	3,950	-	5,063
Total Operating Expenses	9,950	-	12,563

OTHER INCOME AND (EXPENSE)

Total other income and (expense)	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (9,950)	$ -	$ (12,563)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.01)	$ -

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1,500,000	1,500,000

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS – UNAUDITED

	THREE MONTHS	FROM INCEPTION,	Cumulative Totals
	ENDED MAY 31,	APRIL 21, 2009, TO	April 21, 2009
		MAY 31,	(Inception)
	2010	2009	to May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (9,950)	$ -	$ (12,563)

Changes in assets and liabilities
(Increase) in prepaid expenses	(5,937)	-	(5,937)
Increase (decrease) in accounts payable and
accrued expenses	2,887	-	3,000
Total adjustments	(3,050)	-	(2,937)

Net cash (used in) operating activities	(13,000)	-	(15,500)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

Net cash (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Payments received on stock subscription	12,500	-	-
Sale of common stock	-	-	15,000
Loans from stockholder	500	-	500

Net cash provided by financing activities	13,000	-	15,500

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ -	$ -	$ -

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Common stock subscription	$ (12,500)	$ 15,000	$ -

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

The condensed unaudited interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the February 28, 2010 audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Mokita, Inc. (the Company) was incorporated on April 21, 2009 as Mokita Exploration, Ltd under the laws of the State of Nevada.  On February 5, 2010 the Company changed its name to Mokita, Inc.  The business purpose of the Company is to accept credit card payments from Canadian customers, for a fee, for payment to Canadian organizations which do not accept credit card payments due to card issuer fees.  The Company has selected February 28 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in FASC 915-10-20, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had no cash and cash equivalents as of May 31, 2010.

Start-up Costs

In accordance with ASC 720-15-25, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

	THREE MONTHS	FROM APRIL 21, 2009
	ENDED	(INCEPTION)
	MAY 31, 2010	TO MAY 31, 2009

Net income (loss)	$ (9,950)	$ -

Weighted average common
shares outstanding (Basic)	1,500,000	1,500,000

Options	-	-
Warrants	-	-

Weighted average common
shares outstanding (Diluted)	1,500,000	1,500,000
Net loss per share
(Basic and diluted)	$ (0.01)	$ -

As of May 31, 2010 the Company had 1,500,000 shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does not change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) SFAS No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R)”, and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162” were recently issued.  The Company has adopted SFAS No. 165.  SFAS No. 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall”, ASU No. 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements”, ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements”, and various other ASU’s, No. 2009-2 through ASU No. 2010-20, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In December of 2009, the FASB issued ASU 2009-16, “Transfers and Servicing,” (Topic 860): “Accounting for Transfers of Financial Assets.”  This Update amends the FASB Accounting Standards Codification for Statement 166.  Also in December of 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810):  Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This Update  amends the FASB Accounting Standards Codification for Statement 166.  Neither of these updates has any current applicability to the Company’s financial reporting.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

In January of 2010 the FASB issued seven ASUs.  2010-01, Equity (Topic 505), standardizes the treatment of the stock portion of a distribution of stock and cash as stock issuance, eliminating the practice of treating such stock issuance as stock dividends.  2010-02, Consolidation (Topic 810), clarifies the scope of accounting and reporting for decreases in ownership of a subsidiary.  2010-03, Extractive Activities, Oil and Gas (Topic 932), deals with reserve estimation and disclosures.  2010-04 covers technical corrections to SEC paragraphs in the Codification.  2010-05, Stock Compensation (Topic 718), covers escrowed share arrangements and presumption of compensation.  2010-06, Fair Value Measurements and Disclosures (Topic 820), improves disclosure by requiring that:  (a) significant transfers in and out of levels 1 and 2 should be reported for each class of assets and liabilities; (b) level 2 and 3 inputs and valuation techniques should be disclosed; and (c) purchases, sales, issuance, and settlements should be reported separately for level 3 assets and liabilities.  None of these updates has any current applicability to the Company’s financial reporting.

In February of 2010 the FASB issued three ASUs.  2010-08 contains technical corrections clarifying guidance on embedded derivatives and hedging.  2010-10, Consolidation (Topic 810) contains amendments for certain investment funds.  Neither of these ASU’s has any current applicability to the Company’s financial reporting.  2010-09, Subsequent Events (Topic 855), however, was adopted by the Company immediately.  2010-09 requires that SEC filers, along with certain bond obligors, are required to evaluate subsequent events through the date that financial statements are issued but are not required to disclose the date through which subsequent events have been evaluated.

In March of 2010 the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815), which contains a scope exception related to embedded credit derivatives.  2010-11 has no current applicability to the Company’s financial reporting.

In April of 2010 the FASB issued  seven ASU’s.  2010-12, Income Taxes (Topic 740), deals with the accounting effect of a date difference between the 3/23/10 signing of the Patient Protection And Care Act, itself, and the signing of the Health Care And Education Reconciliation Act of 2010 on 3/30/2010.  2010-13, Compensation (Topic 718), provides guidance on the effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying security trades.  2010-14. Accounting for Extractive

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

Activities-Oil and Gas, contains an amendment to Paragraph 932-10-599-1.  2010-15, Financial Services-Insurance (Topic 944), directs the manner in which investments held through separate accounts affect an insurer’s consolidation analysis of those investments.  2010-16, Entertainment-Casinos (Topic 924), guides accruals for jackpot liabilities.  2010-17, Revenue Recognition-Milestone Method (Topic 605), provides guidance on when to apply the milestone method for research and development transactions and on the definition of a milestone for use in application of the method.  2010-18, Receivables (Topic 310), guides accounting for a loan modification when the loan is a part of a pool accounted for as a single asset.  None of these updates is applicable to the Company’s current accounting practices or financial reporting.

In May, 2010, the FASB issued ASU no. 2010-19, Foreign Currency (Topic 830).  The Update provides guidance for disclosures where there are multiple exchange rates in use.  The ASU was due to an issue with Venezuelan financial reporting..  This update has no effect on the Company’s current accounting practices or financial reporting.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310), Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  The update enhances disclosures abouot the credit quality of financing receivables and the allowance for credit losses.  This update has no effect on the Company’s current accounting practices or financial reporting.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740-10-25 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from April 21, 2009 (date of inception) through May 31, 2010 of approximately $12,563 will begin to expire in 2029.  Accordingly, deferred tax assets of approximately $4,397  were offset by the valu- ation allowance.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 3-

PROVISION FOR INCOME TAXES (CONTINUED)

The Company has no tax positions at May 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from April 21, 2009 (inception) to May 31, 2010 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at May 31, 2010.

NOTE 4 -

STOCKHOLDERS’ EQUITY

Common Stock

As of February 28, 2010 the Company has 100,000,000 shares of common stock authorized with a par value of $.001 per share.

The following details the stock transactions for the Company:

On April 22, 2009 the Company authorized the sale of 1,500,000 shares of its common stock to its founding president for $.01 per share for a total of $15,000  cash to provide initial working capital.  The stock subscription was fully paid as of March 18, 2010.

NOTE 5 -

LOANS FROM STOCKHOLDERS

The Company’s President and sole director has advanced funds for organizational and administrative expenses.  The total of these advances as of May 31, 2010 is $500.  The loans are reported as current liabilities.

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company operates in Canada there is potential for transactions in Canadian dollars, although none occurred as of May 31, 2010.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date is reported as a Cumulative Currency Translation Adjustment and included in Other Comprehensive Gains or (Losses).

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

MAY 31, 2010

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company  has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.  In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from May 31, 2010 through the date the financial statements were issued.  There are no subsequent events eligible for disclosure.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FROM APRIL 21, 2009 (INCEPTION) TO FEBRUARY 28, 2010

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FROM APRIL 21, 2009 (INCEPTION) TO FEBRUARY 28, 2010

          Page(s)

     Report of Independent Registered Public Accounting Firm                                    32

     Balance Sheet as of February 28, 2010

   33

    Statement of Operations and Comprehensive Loss from

        April 21, 2009 (Inception) to February 28, 2010

        34

    Statement of Changes in Stockholders’ Equity from April 21, 2009

       (Inception) to February 28, 2010

       35

    Statement of Cash Flows from April 21, 2009 (Inception)

  to February 28, 2010

      36

    Notes to Financial Statements

     37-42

Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
Mokita, Inc.

We have audited the accompanying balance sheet of Mokita, Inc. as of February 28, 2010, and the related statements of operations, changes in stockholders' equity, and cash flows from April 21, 2009 (inception) to February 28, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mokita, Inc. as of February 28, 2010, and the results of its operations, and its cash flows from April 21, 2009 (inception) to February 28, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
May 19, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

FEBRUARY 28, 2010

ASSETS

February 28,
2010
Current Assets

Stock subscription receivable	$ 12,500

Total Current Assets	12,500

TOTAL ASSETS	$ 12,500

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities

Accounts payable	113

Total Current Liabilities	113

Total Liabilities	113

STOCKHOLDERS' EQUITY

Common stock, par value $.001, 100,000,000 shares authorized and
1,500,000 shares issued and outstanding	1,500
Additional paid-in capital	13,500
Deficit accumulated during the development stage	(2,613)

Total Stockholders' Equity	12,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 12,500

The accompanying notes are an integral part of these financial statements

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM APRIL 21, 2009 (INCEPTION) TO   FEBRUARY 28, 2010

Cumulative Total
From Inception,
April 21, 2009, to
February 28, 2010

INCOME	$ -

OPERATING EXPENSES
Organizational expenses	1,500
Legal expenses	1,113
Total Operating Expenses	2,613

NET LOSS APPLICABLE TO COMMON SHARES	$ (2,613)

NET LOSS PER BASIC AND DILUTED SHARES	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUSTANDING	1,500,000

The accompanying notes are an integral part of these financial statements

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM APRIL 21, 2009 (INCEPTION) TO FEBRUARY 28, 2010

	Common Stock		Additional	Deficit Accumulated During	Stockholders'
	Shares	Amount	Paid-in Capital	The Development Stage	Equity
4/22/09 Sale of shares	1,500,000	$ 1,500	$ 13,500	$ -	$ 15,000
Deficit accumulated 4/21/09 - 2/28/10	-	-	-	(2,613)	(2,613)
Balance, February 28, 2010	1,500,000	$ 1,500	$ 13,500	$ (2,613)	$ 12,387

The accompanying notes are an integral part of these financial statements

MOKITA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM APRIL 21, 2009 (INCEPTION) TO FEBRUARY 28, 2010

From Inception,
April 21, 2009 to
February 28, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,613)

Changes in operating assets and liabilities
Increase in accounts payable	113

Net cash used in operating activities	(2,500)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Payments received on stock subscription	2,500

Net cash received from financing activities	2,500

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$ -

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for taxes	$ -

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Common stock subscription	$ 12,500

The accompanying notes are an integral part of these financial statements

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

Mokita, Inc. (the Company) was incorporated on April 21, 2009 as Mokita Exploration, Inc. under the laws of the State of Nevada.  On February 5, 2010 the Company changed its name to Mokita, Inc.  The business purpose of the Company is to accept credit card payments from Canadian customers, for a fee, for payment to Canadian organizations which do not accept credit card payments due to card issuer fees.  The Company has selected February 28 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in FASC 915-10-20, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had no cash and cash equivalents as of February 28, 2010.

Start-up Costs

In accordance with ASC 720-15-25, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

FROM APRIL 21, 2009
TO FEBRUARY 28, 2010

Net income (loss)	$ (2,613)

Weighted average common
shares outstanding (Basic)	1,500,000

Options	-
Warrants	-

Weighted average common
shares outstanding (Diluted)	1,500,000
Net loss per share
(Basic and diluted)	$ (0.00)

As of February 28, 2010 the Company had 1,500,000 shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does not change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) SFAS No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R)”, and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162” were recently issued.  The Company has adopted SFAS No. 165.  SFAS No. 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall”, ASU No 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements”, ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements”, and various other ASU’s, No. 2009-2 through ASU No. 2010-18, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In December of 2009, the FASB issued ASU 2009-16, “Transfers and Servicing,” (Topic 860): “Accounting for Transfers of Financial Assets.”  This Update amends the FASB Accounting Standards Codification for Statement 166  Also in December of 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810):  Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This Update  amends the FASB Accounting Standards Codification for Statement 166.  Neither of these updates has any current applicability to the Company’s financial reporting.

In January of 2010 the FASB issued seven ASUs.  2010-01, Equity (Topic 505), standardizes the treatment of the stock portion of a distribution of stock and cash as stock issuance, eliminating the practice of treating such stock issuance as stock dividends.  2010-02, Consolidation (Topic 810), clarifies the scope of accounting and reporting for decreases in ownership of a subsidiary.  2010-03, Extractive Activities, Oil and Gas (Topic 932), deals with reserve estimation and disclosures.  2010-04 covers technical corrections to SEC paragraphs in the Codification.  2010-05, Stock Compensation (Topic 718), covers escrowed share arrangements and presumption of compensation.  2010-06, Fair Value Measurements and Disclosures (Topic 820), improves disclosure by requiring that:  (a) significant transfers in and out of levels 1 and 2 should be reported for each class of assets and liabilities; (b) level 2 and 3 inputs and valuation techniques should be disclosed; and (c) purchases, sales, issuance, and settlements should be reported

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

separately for level 3 assets and liabilities.  None of these updates has any current applicability to the Company’s financial reporting.

In February of 2010 the FASB issued three ASUs.  2010-08 contains technical corrections clarifying guidance on embedded derivatives and hedging.  2010-10, Consolidation (Topic 810) contains amendments for certain investment funds.  Neither of these ASU’s has any current applicability to the Company’s financial reporting.  2010-09, Subsequent Events (Topic 855), however, was adopted by the Company immediately.  2010-09 requires that SEC filers, along with certain bond obligors, are required to evaluate subsequent events through the date that financial statements are issued but are not required to disclose the date through which subsequent events have been evaluated.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740-10-25 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from April 21, 2009 (date of inception) through February 28, 2010 of approximately $2,613 will begin to expire in 2029.  Accordingly, deferred tax assets of approximately $915 were offset by the valu-ation allowance.

The Company has no tax positions at February 28, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from April 21, 2009 (inception) to February 28, 2010 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at February 28, 2010.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 4 -

STOCKHOLDERS’ EQUITY

Common Stock

As of February 28, 2010 the Company has 100,000,000 shares of common stock authorized with a par value of $.001 per share. 1,500,000 shares have been subscribed and were fully paid as of March 18, 2010

The following details the stock transactions for the Company:

On April 22, 2009 the Company authorized the sale of 1,500,000 shares of its common stock to its founding president for $.01 per share for a total of $15,000 cash to provide initial working capital.

The $2,613 comprehensive loss equals an accumulated deficit of $2,613 as of February 28, 2010.

NOTE 5 -

LOANS FROM STOCKHOLDERS

The Company’s President and sole director has advanced funds for organizational and administrative expenses.  The total of these advances as of February 28, 2010 is $2,500.  He is also the purchaser of 1,500,000 shares of the Company’s stock at $.01 per share for a total of $15,000.  His obligation for the shares was reduced to $12,500 through offset of the advances as of February 28, 2010.  Subsequent to February 28, he has advanced additional funds to pay down the remaining $12,500 stock subscription balance which leaves a balance of $500 owed to the stockholder.

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company operates in Canada there is potential for transactions in Canadian dollars, although none occurred as of February 28, 2010.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date is reported as a Cumulative Currency Translation Adjustment and included in Other Comprehensive Gains or (Losses).

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.

MOKITA, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 7 -

GOING CONCERN (CONTINUED)

In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from February 28, 2010 through the date the financial statements were issued.

On March 16, 2010 the Company’s President, sole director and stockholder advanced funds to pay a $10,000 legal retainer and a $1,000 accounting retainer on behalf of the Company.  On March 18, he advanced $2,000 for additional accounting services required by the Company.  Accordingly, a total of $13,000 paid off the $12,500 balance owed for his purchase of stock in the Company and resulted in an amount of $500 payable to him by the Company.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenue and Cost Recognition

We recognize revenue at the time the service is provided and paid for by the customer.  We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10).  Issue 00-10 requires that all amounts billed to members related to shipping and handling should be classified as revenues.  Our service costs include amounts for shipping and handling, therefore, we charge our members shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses.  The cost of shipping services to the customer is classified as a shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104) address certain criteria for revenue recognition.  SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies.  Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

Operating and General & Administrative Expenses

Income Taxes

At May 31, 2010, the Company had no income.

Capital and Liquidity

We have cash assets at May 31, 2010, of $0.  We have only common stock as our capital resource.  We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

Long-Term Debt

At May 31, 2010, the Company had no long-term debt.  We may borrow money in the future to finance our future operations.  Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so.  Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

Plan of Operation

Our plan of operation is to build a business as a provider of credit card payment services to individuals who want to pay tuition and course fees to colleges, schools and universities, as well as property taxes and utility payments to municipalities and utility companies that do not accept credit card payments.  In Canada, many of these types of service providers do not accept credit cards for payment because they are not allowed to pass merchant fees along to customers as an added cost and they are unwilling to pay the cost of the merchant fees themselves.

Mokita will provide website service for individuals to use credit cards to pay tuition, course fees, taxes and utility bills.  We intend to begin with developing the tuition and course fee part of the business first and then to move into utility fees and taxes.  Some of the utility companies in western Canada already have agreements with companies providing the services we are in the process of developing and our research has led us to believe the market involving universities and colleges would

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be a better market to pursue initially.  This is not a market sector without competition.  There are other businesses that provide this service and have ongoing relations with both the businesses they deal with and a base of existing customers.

Our intention is to begin operations in Alberta and to grow the business across Canada as demand warrants and resources allow.  We have no intention to take the business outside of Canada until such time as we have fully developed the Canadian market and built a strong and effective organization with tested and proven management.

In the early stages of development, Mokita will earn revenues strictly on a fee for service basis.  Customers will go to our secure website, select the service provider they would like to pay, provide us with their particulars, the amount they are paying and their credit card account information, as well as authorization to charge their credit card account.  Mokita will then complete the transaction by charging their credit card the agreed upon amount to be paid to the selected service provider plus a transaction fee of between 5 and 10 percent.

In preliminary discussions with credit card companies and financial institutions, we have been advised that the funds from daily transactions will be electronically deposited in our bank account the business day following the transaction.  This will then allow us to make a further electronic transfer of the necessary funds to the customers’ service provider to pay the invoice amount on behalf of the customer.  This procedure will allow us to conduct our business on a cash basis and require no additional financing or credit facility.

The actual amount of the transaction fee will be based on the merchant fees that we will be required to pay to the various credit card companies.  We have not yet begun negotiations with the credit card companies to determine merchant fees.  They are typically between 1 and 5 percent and are based primarily on monthly volume.  The greater the volume, the less the transaction fees.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Mokita  as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Brent Millward	48	President/Secretary/Treasurer/Director	April 21, 2009 - Present

Biographical Information

Brent Millward, Founder, sole Director, President, Secretary and Treasurer. Age 48.  Term of service commenced April 21, 2009, effective for one year – renewable.

Mr. Millward graduated from High School in Edmonton in 1980 and has received no other formal education.

Upon finishing school he began work in the oilfields of Alberta on pipeline construction.  He apprenticed as a high pressure welder and worked extensively throughout Western Canada, the Northwest Territories and the Yukon.  He has worked for many companies such as Banister, Majestic, Louisbourg, O.J., Waschuk and others.

Throughout the 25 or so years he spent in the industry, Mr. Millward has worked on many jobs including construction of the Syncrud facility in Fort McMurray, Alberta.  He has been a welder’s helper, a welder and a supervisor.

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Mr. Millward has a self taught, thorough understanding of computers and the internet.  He also has an extensive network of long-time friends and acquaintances with professional qualifications and the financial wherewithal to invest in Mokita.

Seven year ago, Mr. Millward was involved in a serious accident.  He was hospitalized for a long period of time, underwent numerous surgeries and medical procedures, and received a variety of blood products and transfusions.  He subsequently became ill and his illness was linked to the blood products he received while in hospital.  This illness has made it impossible for him to return to is former work.  Mr. Millward is recovered from the accident to the extent he believes he will be able to perform the duties of sole officer and director.

Mr. Millward has not been employed in any capacity for the past five years.  He has never been a director, officer or shareholder in any corporation – private or public.

Mr. Millward is willing and able to devote whatever time is necessary  to Mokita responsibilities.  He will continue to take the leading role in managing the Company until the stock has been registered and the Company is up and running with full time professional management.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation

Mr. Brent Millward is the sole director, officer and executive of the company.  To date Mr. Millward has not received any compensation from the company.  He has not had and does not have any employment agreement with the company and neither he nor the company has any present intention to enter into such an agreement any time in the future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of February 28, 2010.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of February 28, 2010.

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Amount and Nature of Beneficial Ownership as of February 28, 2010.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Brent Millward Director, President, Secretary, Treasurer	11420 – 142 St. NW, Edmonton AB	1,500,000	100%
Officers and Directors as a whole (1)		1,500,000	100%

Certain Relationships and Related Transactions and Director Independence

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A.  Material Changes

None.

Item 12.  Incorporation of Certain Information By Reference

None

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

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